Exhibit 99.1

PerkinElmer Announces Financial Results for the Fourth Quarter and Full Year of 2021

  4Q Revenue of $1.36 billion; 1% reported growth; -9% organic growth
  4Q GAAP EPS from continuing operations of $1.41; Adjusted EPS of $2.56
  Initiates First Quarter and Full Year 2022 Guidance

WALTHAM, Mass.--(BUSINESS WIRE)--February 1, 2022--PerkinElmer, Inc. (NYSE: PKI), a global leader committed to innovating for a healthier world, today reported financial results for the fourth quarter and full year ended January 2, 2022.

Fourth Quarter 2021

The Company reported GAAP earnings per share from continuing operations of $1.41, as compared to GAAP earnings per share from continuing operations of $3.38 in the fourth quarter of 2020. GAAP revenue for the quarter was $1.36 billion, as compared to $1.35 billion in the fourth quarter of 2020. GAAP operating income from continuing operations for the quarter was $310 million, as compared to $510 million for the same period a year ago. GAAP operating profit margin was 22.7% as a percentage of revenue, as compared to 37.7% in the fourth quarter of 2020.

Adjusted earnings per share from continuing operations for the quarter was $2.56, as compared to $3.96 in the fourth quarter of 2020. Adjusted revenue for the quarter was $1.36 billion, as compared to $1.36 billion in the fourth quarter of 2020. Adjusted operating income from continuing operations for the quarter was $459 million, as compared to $571 million for the same period a year ago. Adjusted operating profit margin was 33.6% as a percentage of adjusted revenue, as compared to 42.2% in the fourth quarter of 2020.

Full Year 2021

The Company reported GAAP earnings per share from continuing operations of $7.99 in 2021, as compared to GAAP earnings per share from continuing operations of $6.50 in 2020. GAAP revenue for the year was $5.067 billion, as compared to $3.783 billion in 2020. GAAP operating income from continuing operations for the year was $1,332 million, as compared to $979 million in 2020. GAAP operating profit margin was 26.3% as a percentage of revenue, as compared to 25.9% in 2020.

Adjusted earnings per share from continuing operations for the year was $11.36, as compared to $8.30 in 2020. Adjusted revenue for the year was $5.070 billion, as compared to $3.784 billion in 2020. Adjusted operating income from continuing operations for the year was $1.771 billion, as compared to $1.203 billion in 2020. Adjusted operating profit margin was 34.9% as a percentage of adjusted revenue, as compared to 31.8% in 2020.

Adjustments for the Company's non-GAAP financial measures have been noted in the attached reconciliations.

“The last three years have been a period of positive transformation for the Company, which we accomplished through agility, teamwork and perseverance,” said Prahlad Singh, president and chief executive officer of PerkinElmer. “Thanks to these efforts, I believe we are better positioned than ever to serve as a trusted, strategic partner of choice for our customers, while ensuring we create an inspiring and engaging place to work for our employees.”

Financial Overview by Reporting Segment for the Fourth Quarter and Full Year 2021

Discovery & Analytical Solutions

  Fourth quarter 2021 revenue was $655 million, as compared to $503 million for the fourth quarter of 2020. Reported revenue increased 30% and organic revenue increased 9% as compared to the fourth quarter of 2020. Full year 2021 revenue was $2.135 billion, as compared to $1.716 billion in 2020. Full year reported revenue increased 24% and organic revenue increased 12%.
  Fourth quarter 2021 operating income from continuing operations was $76 million, as compared to $73 million for the fourth quarter of 2020. Full year 2021 operating income was $190 million, as compared to $183 million in 2020.
  Fourth quarter 2021 adjusted operating income was $144 million, as compared to $92 million for the fourth quarter of 2020. Full year 2021 adjusted operating income was $415 million, as compared to $267 million in 2020.

Diagnostics

  Fourth quarter 2021 revenue was $709 million, as compared to $852 million for the fourth quarter of 2020. Reported revenue decreased 17% and organic revenue decreased 20% as compared to the fourth quarter of 2020. Full year 2021 revenue was $2.932 billion, as compared to $2.067 billion in 2020. Full year reported revenue increased 42% and organic revenue increased 35%.
  Fourth quarter 2021 operating income from continuing operations was $254 million, as compared to $460 million for the fourth quarter of 2020. Full year 2021 operating income was $1.220 billion, as compared to $874 million in 2020.
  Fourth quarter 2021 adjusted operating income was $335 million, as compared to $502 million for the fourth quarter of 2020. Full year 2021 adjusted operating income was $1.433 billion, as compared to $1.010 billion in 2020.

Initiates First Quarter and Full Year 2022 Guidance

For the first quarter of 2022, the Company forecasts revenue of approximately $1.17-1.19 billion and adjusted earnings per share of $2.05-$2.10.

For the full year 2022, the Company forecasts revenue of $4.42-$4.50 billion and adjusted earnings per share of $6.80-$7.00.

Guidance for the first quarter and full year is provided on a non-GAAP basis and cannot be reconciled to the closest GAAP measures without unreasonable effort due to the unpredictability of the amounts and timing of events affecting the items the Company excludes from these non-GAAP measures. The timing and amounts of such events and items could be material to the Company’s results prepared in accordance with GAAP.

Conference Call and Webcast Information

The Company will discuss its fourth quarter and full year 2021 results and its outlook for business trends during a conference call on February 1, 2022 at 5:00 p.m. Eastern Time. A live audio webcast of the call will be available on the Investors section of the Company’s website, www.perkinelmer.com.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities, acquisitions and divestitures. Words such as "believes," "intends," "anticipates," "plans," "expects," “estimates”, "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) the effect of the COVID-19 pandemic on our sales and operations; (3) fluctuations in the global economic and political environments; (4) our failure to introduce new products in a timely manner; (5) our ability to execute acquisitions, and license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable, or successfully divest businesses; (6) our ability to compete effectively; (7) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (8) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (9) disruptions in the supply of raw materials and supplies; (10) our ability to retain key personnel; (11) significant disruption in our information technology systems, or cybercrime; (12) our ability to realize the full value of our intangible assets; (13) our failure to adequately protect our intellectual property; (14) the loss of any of our licenses or licensed rights; (15) the manufacture and sale of products exposing us to product liability claims; (16) our failure to maintain compliance with applicable government regulations; (17) regulatory changes; (18) our failure to comply with healthcare industry regulations; (19) economic, political and other risks associated with foreign operations; (20) the United Kingdom’s withdrawal from the European Union; (21) our ability to obtain future financing; (22) restrictions in our credit agreements; (23) discontinuation or replacement of LIBOR; (24) significant fluctuations in our stock price; (25) reduction or elimination of dividends on our common stock; and (26) other factors which we describe under the caption "Risk Factors" in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About PerkinElmer

PerkinElmer is a leading, global provider of end-to-end solutions that help scientists, researchers and clinicians better diagnose disease, discover new and more personalized drugs, monitor the safety and quality of our food, and drive environmental and applied analysis excellence. With an 85-year legacy of advancing science and a mission of innovating for a healthier world, our dedicated team of more than 16,000 collaborates closely with commercial, government, academic and healthcare customers to deliver reagents, assays, instruments, automation, informatics and strategic services that accelerate workflows, deliver actionable insights and support improved decision making. We are also deeply committed to good corporate citizenship through our dynamic ESG and sustainability programs. The Company reported revenues of approximately $5.0 billion in 2021, serves customers in 190 countries, and is a component of the S&P 500 index. Additional information is available at www.perkinelmer.com. Follow PerkinElmer on LinkedIn, Twitter, Facebook, Instagram, and YouTube.

PerkinElmer, Inc. and Subsidiaries
CONDENSED CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Twelve Months Ended
(In thousands, except per share data)	January 2, 2022	January 3, 2021	January 2, 2022	January 3, 2021

Revenue	$1,364,325	$1,354,606	$5,067,169	$3,782,745

Cost of revenue	615,201	527,541	2,215,869	1,672,868
Selling, general and administrative expenses	355,245	263,050	1,227,521	917,894
Research and development expenses	80,321	56,823	274,969	205,389
Restructuring and other, net	3,414	(3,062)	16,432	8,013

Operating income from continuing operations	310,144	510,254	1,332,378	978,581

Interest income	(919)	(348)	(2,241)	(1,010)
Interest expense	27,721	12,404	102,128	49,712
Change in fair value of financial securities	(2,419)	-	(10,985)	(35)
Other (income) expense, net	(25,918)	25,107	(36,410)	23,550

Income from continuing operations, before income taxes	311,679	473,091	1,279,886	906,364

Provision for income taxes	132,492	92,657	347,603	178,266

Income from continuing operations	179,187	380,434	932,283	728,098

Loss on disposition of discontinued operations, before income taxes	-	(76)	-	(76)
Provision for income taxes on discontinued operations and dispositions	3	(3)	126	135

Loss from discontinued operations and dispositions	(3)	(73)	(126)	(211)

Net income	$179,184	$380,361	$932,157	$727,887

Diluted earnings per share:
Income from continuing operations	$1.41	$3.38	$7.99	$6.50

Loss from discontinued operations and dispositions	(0.00)	(0.00)	(0.00)	(0.00)

Net income	$1.41	$3.38	$7.99	$6.49

Weighted average diluted shares of common stock outstanding	126,715	112,537	116,674	112,085

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional Supplemental Information (1):
(per share, continuing operations)

GAAP EPS from continuing operations	$1.41	$3.38	$7.99	$6.50
Amortization of intangible assets	0.83	0.44	2.49	1.72
Purchase accounting adjustments	0.23	0.01	0.41	(0.04)
Acquisition and divestiture-related costs	0.08	0.02	0.84	0.08
Change in fair value of financial securities	(0.02)	-	(0.09)	(0.00)
Asset impairment	-	0.07	0.03	0.07
Significant litigation matters and settlements	0.00	0.03	0.00	0.06
Significant environmental matters	-	-	-	0.05
Disposition of businesses and assets, net	-	-	(0.02)	-
Mark to market on postretirement benefits	(0.19)	0.23	(0.21)	0.23
Restructuring and other, net	0.03	(0.03)	0.14	0.07
Tax on above items	(0.20)	(0.19)	(0.74)	(0.57)
Significant tax items	0.38	-	0.53	0.14
Adjusted EPS	$2.56	$3.96	$11.36	$8.30

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
REVENUE AND OPERATING INCOME (LOSS)

		Three Months Ended		Twelve Months Ended
(In thousands, except percentages)		January 2, 2022	January 3, 2021	January 2, 2022	January 3, 2021

DAS	Reported revenue	$654,913	$502,783	$2,135,230	$1,715,803
	Purchase accounting adjustments	-	297	1,849	297
	Adjusted revenue	654,913	503,080	2,137,079	1,716,100

	Reported operating income from continued operations	75,550	72,839	189,798	183,471
	OP%	11.5%	14.5%	8.9%	10.7%
	Amortization of intangible assets	36,846	17,479	113,775	76,302
	Purchase accounting adjustments	17,138	581	26,460	(10,753)
	Acquisition and divestiture-related costs	12,367	1,017	73,931	8,062
	Significant litigation matters and settlements	-	3,492	-	5,891
	Restructuring and other, net	1,972	(2,970)	11,340	3,763
	Adjusted operating income	143,873	92,438	415,304	266,736
	Adjusted OP%	22.0%	18.4%	19.4%	15.5%

Diagnostics	Reported revenue	709,412	851,823	2,931,939	2,066,942
	Purchase accounting adjustments	202	198	799	786
	Adjusted revenue	709,614	852,021	2,932,738	2,067,728

	Reported operating income from continued operations	254,294	460,496	1,219,944	874,206
	OP%	35.8%	54.1%	41.6%	42.3%
	Amortization of intangible assets	68,715	32,207	176,458	116,250
	Purchase accounting adjustments	5,343	930	14,828	5,802
	Asset impairment	-	7,937	3,868	7,937
	Acquisition and divestiture-related costs	4,643	348	12,476	671
	Significant litigation matters and settlements	103	-	103	1,245
	Restructuring and other, net	1,442	(92)	5,092	4,250
	Adjusted operating income	334,540	501,826	1,432,769	1,010,361
	Adjusted OP%	47.1%	58.9%	48.9%	48.9%

Corporate	Reported operating loss	(19,700)	(23,081)	(77,364)	(79,096)
	Significant environmental matters	-	-	-	5,242
	Adjusted operating loss	(19,700)	(23,081)	(77,364)	(73,854)

Continuing Operations	Reported revenue	$1,364,325	$1,354,606	$5,067,169	$3,782,745
	Purchase accounting adjustments	202	495	2,648	1,083
	Adjusted revenue	1,364,527	1,355,101	5,069,817	3,783,828

	Reported operating income from continued operations	310,144	510,254	1,332,378	978,581
	OP%	22.7%	37.7%	26.3%	25.9%
	Amortization of intangible assets	105,561	49,686	290,233	192,552
	Purchase accounting adjustments	22,481	1,511	41,288	(4,951)
	Acquisition and divestiture-related costs	17,010	1,365	86,407	8,733
	Asset impairment	-	7,937	3,868	7,937
	Significant litigation matters and settlements	103	3,492	103	7,136
	Significant environmental matters	-	-	-	5,242
	Restructuring and other, net	3,414	(3,062)	16,432	8,013
	Adjusted operating income	$458,713	$571,183	$1,770,709	$1,203,243
	Adjusted OP%	33.6%	42.2%	34.9%	31.8%

REPORTED REVENUE AND REPORTED OPERATING INCOME (LOSS) PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	January 2, 2022	January 3, 2021

Current assets:
Cash and cash equivalents	$618,319	$402,036
Accounts receivable, net	1,023,792	1,155,109
Inventories, net	624,714	514,567
Other current assets	173,955	167,208
Total current assets	2,440,780	2,238,920

Property, plant and equipment, net	545,605	368,304
Operating lease right-of-use assets	207,775	207,236
Intangible assets, net	4,063,104	1,365,693
Goodwill	7,416,584	3,447,114
Other assets, net	341,706	333,048
Total assets	$15,015,554	$7,960,315

Current liabilities:
Current portion of long-term debt	$4,240	$380,948
Accounts payable	355,458	327,325
Accrued expenses and other current liabilities	870,650	943,916
Total current liabilities	1,230,348	1,652,189

Long-term debt	4,979,737	1,609,701
Long-term liabilities	1,489,865	774,531
Operating lease liabilities	185,359	188,402
Total liabilities	7,885,309	4,224,823

Total stockholders' equity	7,130,245	3,735,492
Total liabilities and stockholders' equity	$15,015,554	$7,960,315

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Twelve Months Ended
	January 2, 2022	January 3, 2021	January 2, 2022	January 3, 2021
	(In thousands)		(In thousands)

Operating activities:
Net income	$179,184	$380,361	$932,157	$727,887
Loss from discontinued operations and dispositions, net of income taxes	3	73	126	211
Income from continuing operations	179,187	380,434	932,283	728,098
Adjustments to reconcile income from continuing operations to net cash provided by continuing operations:
Stock-based compensation	13,822	9,355	32,780	29,126
Restructuring and other, net	3,414	(3,062)	16,432	8,013
Depreciation and amortization	125,069	63,986	358,004	246,507
Pension and other postretirement expenses	(30,891)	18,012	(30,891)	18,012
Change in fair value of contingent consideration	1,566	(20)	3,119	(8,827)
Amortization of deferred debt financing costs and accretion of discounts	1,738	833	4,962	3,391
Change in fair value of financial securities	(2,419)	(35)	(10,985)	(35)
Amortization of acquired inventory revaluation	20,473	1,036	35,201	2,793
Loss on disposition of businesses and assets, net	-	-	(1,970)	886
Asset impairment	-	7,937	3,868	7,937
Deferred taxes	(38,342)	(29,121)	(38,342)	(29,121)
Contingencies and non-cash tax matters	1,924	4,518	1,924	4,518
Changes in assets and liabilities which provided (used) cash, excluding effects from companies acquired:
Accounts receivable, net	(86,995)	(306,200)	155,391	(373,895)
Inventories	(3,940)	(1,579)	2,376	(122,513)
Accounts payable	37,825	46,363	823	62,753
Accrued expenses and other	113,160	289,642	(54,225)	314,534
Net cash provided by operating activities of continuing operations	335,591	482,099	1,410,750	892,177

Investing activities:
Capital expenditures	(32,429)	(20,115)	(99,888)	(77,506)
Purchases of investments	(4,000)	(10,500)	(23,130)	(20,059)
Proceeds from surrender of life insurance policies	109	151	109	282
Proceeds from disposition of businesses and assets	-	1,857	1,460	4,280
Cash paid for acquisitions, net of cash, cash equivalents and restricted cash acquired	(23,630)	(407,794)	(3,991,309)	(411,495)
Net cash used in investing activities of continuing operations	(59,950)	(436,401)	(4,112,758)	(504,498)

Financing Activities:
Payments on borrowings	(368,008)	(382,464)	(1,559,133)	(897,674)
Proceeds from borrowings	256,000	457,698	1,400,282	714,698
Proceeds from term loan	-	-	500,000	-
Payments of senior debt	-	-	(339,605)	-
Proceeds from sale of senior debt	-	-	3,086,095	-
Payments of debt financing costs	-	-	(30,983)	-
Settlement of cash flow hedges	(3,023)	(2,465)	(4,482)	(4,554)
Settlement of swap	(14,314)	-	(14,314)	-
Net payments on other credit facilities	(938)	3,630	(13,670)	(4,494)
Payments for acquisition-related contingent consideration	(2,208)	(5,163)	(2,208)	(10,363)
Proceeds from issuance of common stock under stock plans	2,360	10,143	25,120	37,671
Purchases of common stock	(60)	(116)	(73,072)	(6,944)
Dividends paid	(8,834)	(7,831)	(32,373)	(31,212)
Net cash (used in) provided by financing activities of continuing operations	(139,025)	73,432	2,941,657	(202,872)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(6,341)	25,081	(22,926)	25,913

Net increase in cash, cash equivalents, and restricted cash	130,275	144,211	216,723	210,720
Cash, cash equivalents, and restricted cash at beginning of period	489,062	258,403	402,614	191,894
Cash, cash equivalents, and restricted cash at end of period	$619,337	$402,614	$619,337	$402,614

Supplemental disclosure of cash flow information:
Reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total shown in the consolidated statements of cash flows:
Cash and cash equivalents	$618,319	$402,036	$618,319	$402,036
Restricted cash included in other current assets	1,018	578	1,018	578
Total cash, cash equivalents and restricted cash	$619,337	$402,614	$619,337	$402,614

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In millions, except per share data and percentages)	PKI
	Three Months Ended
	January 2, 2022		January 3, 2021
Adjusted revenue:
Revenue	$1,364.3		$1,354.6
Purchase accounting adjustments	0.2		0.5
Adjusted revenue	$1,364.5		$1,355.1

Adjusted gross margin:
Gross margin	$749.1	54.9%	$827.1	61.1%
Amortization of intangible assets	40.0	2.9%	16.5	1.2%
Purchase accounting adjustments	20.9	1.5%	1.5	0.1%
Acquisition and divestiture-related costs	1.6	0.1%	-	0.0%
Asset impairment	-	0.0%	7.9	0.6%
Adjusted gross margin	$811.6	59.5%	$853.0	62.9%

Adjusted SG&A:
SG&A	$355.2	26.0%	$263.1	19.4%
Amortization of intangible assets	(65.5)	-4.8%	(33.2)	-2.4%
Purchase accounting adjustments	(1.5)	-0.1%	0.0	0.0%
Acquisition and divestiture-related costs	(14.0)	-1.0%	(1.4)	-0.1%
Significant litigation matters and settlements	(0.1)	0.0%	(3.5)	-0.3%
Adjusted SG&A	$274.1	20.1%	$225.0	16.6%

Adjusted R&D:
R&D	$80.3	5.9%	$56.8	4.2%
Purchase accounting adjustments	(0.1)	0.0%	-	0.0%
Acquisition and divestiture-related costs	(1.4)	-0.1%	-	0.0%
Adjusted R&D	$78.8	5.8%	$56.8	4.2%

Adjusted operating income:
Operating income	$310.1	22.7%	$510.3	37.7%
Amortization of intangible assets	105.6	7.7%	49.7	3.7%
Purchase accounting adjustments	22.5	1.6%	1.5	0.1%
Acquisition and divestiture-related costs	17.0	1.2%	1.4	0.1%
Asset impairment	-	0.0%	7.9	0.6%
Significant litigation matters and settlements	0.1	0.0%	3.5	0.3%
Restructuring and other, net	3.4	0.3%	(3.1)	-0.2%
Adjusted operating income	$458.7	33.6%	$571.2	42.2%

	PKI
	Three Months Ended
	January 2, 2022		January 3, 2021
Adjusted EPS:
GAAP EPS	$1.41		$3.38
Discontinued operations, net of income taxes	(0.00)		(0.00)
GAAP EPS from continuing operations	1.41		3.38
Amortization of intangible assets	0.83		0.44
Purchase accounting adjustments	0.23		0.01
Acquisition and divestiture-related costs	0.08		0.02
Change in fair value of financial securities	(0.02)		-
Asset impairment	-		0.07
Significant litigation matters and settlements	0.00		0.03
Mark to market on postretirement benefits	(0.19)		0.23
Restructuring and other, net	0.03		(0.03)
Tax on above items	(0.20)		(0.19)
Significant tax items	0.38		-
Adjusted EPS	$2.56		$3.96

	DAS
	Three Months Ended
	January 2, 2022		January 3, 2021
Adjusted revenue:
Revenue	$654.9		$502.8
Purchase accounting adjustments	-		0.3
Adjusted revenue	$654.9		$503.1

Adjusted operating income:
Operating income	$75.6	11.5%	$72.8	14.5%
Amortization of intangible assets	36.8	5.6%	17.5	3.5%
Purchase accounting adjustments	17.1	2.6%	0.6	0.1%
Acquisition and divestiture-related costs	12.4	1.9%	1.0	0.2%
Significant litigation matters and settlements	-	0.0%	3.5	0.7%
Restructuring and other, net	2.0	0.3%	(3.0)	-0.6%
Adjusted operating income	$143.9	22.0%	$92.4	18.4%

	Diagnostics
	Three Months Ended
	January 2, 2022		January 3, 2021
Adjusted revenue:
Revenue	$709.4		$851.8
Purchase accounting adjustments	0.2		0.2
Adjusted revenue	$709.6		$852.0

Adjusted operating income:
Operating income	$254.3	35.8%	$460.5	54.1%
Amortization of intangible assets	68.7	9.7%	32.2	3.8%
Purchase accounting adjustments	5.3	0.8%	0.9	0.1%
Asset impairment	-	0.0%	7.9	0.9%
Acquisition and divestiture-related costs	4.6	0.7%	0.3	0.0%
Significant litigation matters and settlements	0.1	0.0%	-	0.0%
Restructuring and other, net	1.4	0.2%	(0.1)	0.0%
Adjusted operating income	$334.5	47.1%	$501.8	58.9%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In millions, except per share data and percentages)	PKI
	Twelve Months Ended
	January 2, 2022		January 3, 2021
Adjusted revenue:
Revenue	$5,067.2		$3,782.7
Purchase accounting adjustments	2.6		1.1
Adjusted revenue	$5,069.8		$3,783.8

Adjusted gross margin:
Gross margin	$2,851.3	56.3%	$2,109.9	55.8%
Amortization of intangible assets	115.1	2.3%	65.3	1.7%
Purchase accounting adjustments	38.0	0.8%	3.9	0.1%
Acquisition and divestiture-related costs	1.6	0.0%	-	0.0%
Asset impairment	-	0.0%	7.9	0.2%
Adjusted gross margin	$3,006.0	59.3%	$2,186.9	57.8%

Adjusted SG&A:
SG&A	$1,227.5	24.2%	$917.9	24.3%
Amortization of intangible assets	(175.1)	-3.5%	(127.3)	-3.4%
Purchase accounting adjustments	(3.2)	-0.1%	8.8	0.2%
Acquisition and divestiture-related costs	(83.4)	-1.6%	(8.7)	-0.2%
Asset impairment	(3.9)	-0.1%	-	0.0%
Significant litigation matters and settlements	(0.1)	0.0%	(7.1)	-0.2%
Significant environmental matters	-	0.0%	(5.2)	-0.1%
Adjusted SG&A	$961.8	19.0%	$778.3	20.6%

Adjusted R&D:
R&D	$275.0	5.4%	$205.4	5.4%
Purchase accounting adjustments	(0.1)	0.0%	-	0.0%
Acquisition and divestiture-related costs	(1.4)	0.0%	-	0.0%
Adjusted R&D	$273.5	5.4%	$205.4	5.4%

Adjusted operating income:
Operating income	$1,332.4	26.3%	$978.6	25.9%
Amortization of intangible assets	290.2	5.7%	192.6	5.1%
Purchase accounting adjustments	41.3	0.8%	(5.0)	-0.1%
Acquisition and divestiture-related costs	86.4	1.7%	8.7	0.2%
Asset impairment	3.9	0.1%	7.9	0.2%
Significant litigation matters and settlements	0.1	0.0%	7.1	0.2%
Significant environmental matters	-	0.0%	5.2	0.1%
Restructuring and other, net	16.4	0.3%	8.0	0.2%
Adjusted operating income	$1,770.7	34.9%	$1,203.2	31.8%

	PKI
	Twelve Months Ended
	January 2, 2022		January 3, 2021
Adjusted EPS:
GAAP EPS	$7.99		$6.49
Discontinued operations	(0.00)		(0.00)
GAAP EPS from continuing operations	7.99		6.50
Amortization of intangible assets	2.49		1.72
Purchase accounting adjustments	0.41		(0.04)
Significant litigation matters and settlements	0.00		0.06
Significant environmental matters	-		0.05
Acquisition and divestiture-related costs	0.84		0.08
Change in fair value of financial securities	(0.09)		(0.00)
Asset impairment	0.03		0.07
Disposition of businesses and assets	(0.02)		-
Mark to market on postretirement benefits	(0.21)		0.23
Restructuring and other, net	0.14		0.07
Tax on above items	(0.74)		(0.57)
Significant tax items	0.53		0.14
Adjusted EPS	$11.36		$8.30

	DAS
	Twelve Months Ended
	January 2, 2022		January 3, 2021
Adjusted revenue:
Revenue	$2,135.2		$1,715.8
Purchase accounting adjustments	1.8		0.3
Adjusted revenue	$2,137.1		$1,716.1

Adjusted operating income:
Operating income	$189.8	8.9%	$183.5	10.7%
Amortization of intangible assets	113.8	5.3%	76.3	4.4%
Purchase accounting adjustments	26.5	1.2%	(10.8)	-0.6%
Acquisition and divestiture-related costs	73.9	3.5%	8.1	0.5%
Significant litigation matters and settlements	-	0.0%	5.9	0.3%
Restructuring and other, net	11.3	0.5%	3.8	0.2%
Adjusted operating income	$415.3	19.4%	$266.7	15.5%

	Diagnostics
	Twelve Months Ended
	January 2, 2022		January 3, 2021
Adjusted revenue:
Revenue	$2,931.9		$2,066.9
Purchase accounting adjustments	0.8		0.8
Adjusted revenue	$2,932.7		$2,067.7

Adjusted operating income:
Operating income	$1,219.9	41.6%	$874.2	42.3%
Amortization of intangible assets	176.5	6.0%	116.3	5.6%
Purchase accounting adjustments	14.8	0.5%	5.8	0.3%
Asset impairment	3.9	0.1%	7.9	0.4%
Acquisition and divestiture-related costs	12.5	0.4%	0.7	0.0%
Significant litigation matters and settlements	0.1	0.0%	1.2	0.1%
Restructuring and other, net	5.1	0.2%	4.3	0.2%
Adjusted operating income	$1,432.8	48.9%	$1,010.4	48.9%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

PKI
Three Months Ended
January 2, 2022
Organic revenue growth:
Reported revenue growth	1%
Less: effect of foreign exchange rates	-1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	11%
Organic revenue growth	-9%

DAS
Three Months Ended
January 2, 2022
Organic revenue growth:
Reported revenue growth	30%
Less: effect of foreign exchange rates	-2%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	22%
Organic revenue growth	9%

Diagnostics
Three Months Ended
January 2, 2022
Organic revenue growth:
Reported revenue growth	-17%
Less: effect of foreign exchange rates	-1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	4%
Organic revenue growth	-20%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

PKI
Twelve Months Ended
January 2, 2022
Organic revenue growth:
Reported revenue growth	34%
Less: effect of foreign exchange rates	1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	8%
Organic revenue growth	24%

DAS
Twelve Months Ended
January 2, 2022
Organic revenue growth:
Reported revenue growth	24%
Less: effect of foreign exchange rates	1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	11%
Organic revenue growth	12%

Diagnostics
Twelve Months Ended
January 2, 2022
Organic revenue growth:
Reported revenue growth	42%
Less: effect of foreign exchange rates	2%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	5%
Organic revenue growth	35%

(1) amounts may not sum due to rounding

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that, in order to more fully understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash, non-recurring or other items, which result from facts and circumstances that vary in frequency and impact on continuing operations. Accordingly, we present non-GAAP financial measures as a supplement to the financial measures we present in accordance with GAAP. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by adjusting for certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management's ability to make useful forecasts. Management believes these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

We use the term “adjusted revenue” to refer to GAAP revenue, including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “adjusted revenue growth” to refer to the measure of comparing current period adjusted revenue with the corresponding period of the prior year.

We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency changes and revenue from recent acquisitions and divestitures and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year. We use the related term “non-COVID organic revenue growth” to refer to the measure of comparing current period organic revenue excluding revenue from COVID related products and services with the corresponding period of the prior year excluding revenue from COVID related products and services.

We use the term “adjusted gross margin” to refer to GAAP gross margin, excluding amortization of intangible assets and inventory fair value adjustments related to business acquisitions, asset impairments, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to business combination accounting rules. We use the related term “adjusted gross margin percentage” to refer to adjusted gross margin as a percentage of adjusted revenue.

We use the term “adjusted SG&A expense” to refer to GAAP SG&A expense, excluding amortization of intangible assets, purchase accounting adjustments, acquisition and divestiture-related expenses, acceleration of executive compensation, significant litigation matters and settlements, asset impairments, and significant environmental charges. We use the related term “adjusted SG&A percentage” to refer to adjusted SG&A expense as a percentage of adjusted revenue.

We use the term “adjusted R&D expense” to refer to GAAP R&D expense, excluding amortization of intangible assets and purchase accounting adjustments. We use the related term “adjusted R&D percentage” to refer to adjusted R&D expense as a percentage of adjusted revenue.

We use the term “adjusted net interest and other expense” to refer to GAAP net interest and other expense, excluding adjustments for mark-to-market accounting on post-retirement benefits, changes in the value of financial securities and debt extinguishment costs.

We use the term “adjusted operating income,” to refer to GAAP operating income, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding amortization of intangible assets, other purchase accounting adjustments, acquisition and divestiture-related expenses, acceleration of executive compensation, significant litigation matters and settlements, significant environmental charges, asset impairments, and restructuring and other charges. We use the related terms “adjusted operating profit percentage,” “adjusted operating profit margin,” or “adjusted operating margin” to refer to adjusted operating income as a percentage of adjusted revenue.

We use the term “adjusted earnings per share,” or “adjusted EPS,” to refer to GAAP earnings per share, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding discontinued operations, amortization of intangible assets, debt extinguishment costs, other purchase accounting adjustments, acquisition and divestiture-related expenses, acceleration of executive compensation, significant litigation matters and settlements, significant environmental charges, changes in the value of financial securities, disposition of businesses and assets, net, asset impairments and restructuring and other charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate this non-GAAP measure. We also adjust for any tax impact related to the above items and exclude the impact of significant tax events.

Management includes or excludes the effect of each of the items identified below in the applicable non-GAAP financial measure referenced above for the reasons set forth below with respect to that item:

  Amortization of intangible assets—purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.
  Debt extinguishment costs—we incur costs and income related to the extinguishment of debt; including make-whole payments to debt holders, accelerated amortization of debt fees and discounts, and expense or income from hedges to lock in make-whole payments. We exclude the impact of these items from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules—accounting rules require us to account for the fair value of revenue from contracts assumed in connection with our acquisitions. As a result, our GAAP results reflect the fair value of those revenues, which is not the same as the revenue that otherwise would have been recorded by the acquired entity. We include such revenue in our non-GAAP measures because we believe the fair value of such revenue does not accurately reflect the performance of our ongoing operations for the period in which such revenue is recorded.
  Other purchase accounting adjustments—accounting rules require us to adjust various balance sheet accounts, including inventory, fixed assets and deferred rent balances to fair value at the time of the acquisition. As a result, the expenses for these items in our GAAP results are not the same as what would have been recorded by the acquired entity. Accounting rules also require us to estimate the fair value of contingent consideration at the time of the acquisition, and any subsequent changes to the estimate or payment of the contingent consideration and purchase accounting adjustments are charged to expense or income. We exclude the impact of any changes to contingent consideration from our non-GAAP measures because we believe these expenses or benefits do not accurately reflect the performance of our ongoing operations for the period in which such expenses or benefits are recorded.
  Acquisition and divestiture-related expenses—we incur legal, due diligence, stay bonuses, incentive awards, stock-based compensation, interest expense, foreign exchange gains and losses, integration expenses and other costs related to acquisitions and divestitures. We exclude these expenses from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Asset impairments—we incur expense related to asset impairments. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Acceleration of executive compensation—the announced retirement of a senior executive resulted in an acceleration of compensation expense. We exclude these expenses from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Restructuring and other charges—restructuring and other charges consist of employee severance, other exit costs as well as the cost of terminating certain lease agreements or contracts as well as costs associated with relocating facilities. Management does not believe such costs accurately reflect the performance of our ongoing operations for the period in which such costs are reported.
  Adjustments for mark-to-market accounting on post-retirement benefits—we exclude adjustments for mark-to-market accounting on post-retirement benefits, and therefore only our projected costs are used to calculate our non-GAAP measures. We exclude these adjustments because they do not represent what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure.
  Significant litigation matters and settlements—we incur expenses related to significant litigation matters, including the costs to settle or resolve various claims and legal proceedings. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Significant environmental charges—we incur expenses related to significant environmental charges. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Disposition of businesses and assets, net—we exclude the impact of gains or losses from the disposition of businesses and assets from our adjusted earnings per share. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.
  Impact of foreign currency changes on the current period—we exclude the impact of foreign currency from these measures by using the prior period’s foreign currency exchange rates for the current period because foreign currency exchange rates are subject to volatility and can obscure underlying trends.
  Impact of significant tax events—we exclude the impact of significant tax events, such as the Tax Cuts and Jobs Act of 2017. Management does not believe the impact of significant tax events accurately reflects the performance of our ongoing operations for the periods in which the impact of such events was recorded.
  Changes in value of financial securities—we exclude the impact of changes in the value of financial securities. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.

The tax effect for discontinued operations is calculated based on the authoritative guidance in the Financial Accounting Standards Board’s Accounting Standards Codification 740, Income Taxes. The tax effect for amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, debt extinguishment costs, other costs related to business acquisitions and divestitures, acceleration of executive compensation, significant litigation matters and settlements, significant environmental charges, changes in the fair value of financial securities, adjustments for mark-to-market accounting on post-retirement benefits, disposition of businesses and assets, net, restructuring and other charges, and the revenue from contracts acquired with various acquisitions is calculated based on operational results and applicable jurisdictional law, which contemplates tax rates currently in effect to determine our tax provision. The tax effect for the impact from foreign currency exchange rates on the current period is calculated based on the average rate currently in effect to determine our tax provision.

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures by which to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above is also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

Contacts

Investor Relations:
PerkinElmer, Inc.
Steve Willoughby (781) 663-5677
steve.willoughby@perkinelmer.com

Media Contact:
PerkinElmer, Inc.
Fara Goldberg (781) 663-5699
fara.goldberg@perkinelmer.com